As filed with the Securities and Exchange Commission on June 5, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECI TELECOM LTD.
(Exact name of Registrant as specified in its charter and translation of Registrant’s name into English)

Israel	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30 Hasivim Street
Petah Tikva 49133, Israel
(+972) 3-926-6555
(Address, including zip code, of principal executive offices)

ECI Telecom Inc.
1201 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 772-3070
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Richard H. Gilden, Esq. Ernest S. Wechsler, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: (212) 715-9100 Fax: (212) 715-8000	Yehuda M. Levy, Adv. Adam M. Klein, Adv. Goldfarb, Levy, Eran, Meiri & Co. Europe-Israel Tower 2 Weizmann Street Tel Aviv 64239, Israel Tel: (+972) 3-608-9999 Fax: (+972) 3-608-9909

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.             ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.              ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.             ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, NIS 0.12 nominal (par) value	5,000,000(1)	$9.64(1)	48,200,000(1)	$5,157.40
(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Registrant's ordinary shares on The Nasdaq National Market on May 31, 2006.

PROSPECTUS

5,000,000 Shares
ECI TELECOM LTD.

ORDINARY SHARES

ECI Telecom Ltd. may offer, from time to time, to sell ordinary shares.

This prospectus describes some of the general terms that may apply to an offering of the ordinary shares. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference into this prospectus.

ECI Telecom Ltd. may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

ECI Telecom Ltd.’s ordinary shares are listed on the Nasdaq National Market and trade under the ticker symbol “ECIL.” The last reported sale price of the ordinary shares on June 2, 2006 was $9.83 per share.

Investing in the ordinary shares involves risks. See “Risk Factors” in the documents incorporated by reference into this prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any prospectus supplement is current only as of its date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2006.

PROSPECTUS SUMMARY

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration statement. Under this shelf registration statement we may sell, from time to time, the ordinary shares described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “ECI,” the “Company,” “we,” “us,” “our,” or similar references mean ECI Telecom Ltd. together with its subsidiaries.

ECI is not making any representation to any purchaser of the ordinary shares regarding the legality of an investment in the ordinary shares by such purchaser under any legal investment or similar laws or regulations.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made by us in this prospectus, any prospectus supplement and other documents filed with the SEC that are not historical facts, or are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “estimates” or similar expressions, or that relate to future plans, events or performances are forward−looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

When a forward−looking statement includes an underlying assumption, we caution that, while we believe the assumption to be reasonable and make it in good faith, assumed facts almost always vary from actual results, and the difference between a forward-looking statement and actual results can be material. Where, in any forward−looking statement, we express an expectation or belief as to future results, there can be no assurance that the expectation or belief will result. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in any forward−looking statements is contained from time to time in our periodic filings with the SEC, including under the caption “Operating and Financial Review and Prospects” in our Annual Report on Form 20−F for the year ended December 31, 2005, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of our Annual Report on Form 20−F and our other periodic filings with the SEC. Forward−looking statements also involve a number of risks and uncertainties, including, but not limited to, the risks described under the heading “Risk Factors” in our periodic reports filed with the SEC which are incorporated by reference in this prospectus. All of our forward−looking statements are qualified by and should be read in conjunction with those disclosures. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward−looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference into this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Except as we may specifically state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities that may be offered by the prospectus and the related prospectus supplement for general corporate purposes, including working capital, capital expenditures and possible acquisitions of complementary businesses, technologies or other assets.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and special reports and other information with the SEC, in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our current SEC filings are also available to the public from the SEC’s web site at: http://www.sec.gov.

We have filed a registration statement on Form F−3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2005 and our Amendment No. 1 to our Annual Report on Form 20-F dated May 25, 2006;

•	our Reports on Form 6−K dated March 20, 2006 and May 11, 2006; and

•
the description of our ordinary shares, filed in our Form 8-A dated July 17, 1984, Form 8-A/A dated November 19, 1993 and Form 8-A/A dated June 5, 2006 and any amendment or report for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, any Report on Form 6-K that we furnish to the SEC shall be incorporated by reference in this prospectus only to the extent that such form states that we incorporate it by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Investor Relations Department, ECI Telecom Ltd., 30 Hasivim Street, Petah Tikva 49133, Israel (+972) 3-926-6555. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

LEGAL MATTERS

The validity of the ordinary shares offered hereby and other matters relating to Israeli law will be passed upon for ECI Telecom Ltd., by Goldfarb, Levy, Eran, Meiri & Co., Tel Aviv, Israel.

EXPERTS

Our consolidated financial statements as of December 31, 2004 and 2005 and for each of the years in the three-year period ended December 31, 2005, which appear in the Report on Form 6-K furnished to the SEC on March 20, 2006, have been incorporated by reference herein and in the registration statement, in reliance upon the report of Somekh Chaikin (a member firm of KPMG International), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Israeli Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his or her duty of loyalty, but may exempt in advance an office holder from his or her liability to the company, in whole or in part, with respect to a breach of his or her duty of care (except in connection with distributions), provided that the articles of association of the company allow it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

The Companies Law also provides that a company may, if its articles of association so provide and subject as set out in the law, indemnify an office holder with respect to an act performed in his or her capacity of an office holder against:

(i)
a financial liability imposed on him or her in favor of another person by any court judgment, including a compromise judgment or an arbitration award approved by a court; such indemnification may be approved (a) after the liability has been incurred or (b) in advance, provided that our undertaking to indemnify is limited to events which in the opinion of our board of directors are foreseeable in light of our actual operations at the time of providing the undertaking to indemnify and to an amount or criteria that our board of directors determines to be reasonable under the circumstances and further provided that such events and amount or criteria are set forth in the undertaking to indemnify;

(ii)
reasonable litigation expenses, including attorneys’ fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (a) concluded without the imposition of any financial liability in lieu of criminal proceedings or (b) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

(iii)
reasonable litigation expenses, including attorneys’ fees, expended by the office holder or charged to him or her by a court, in proceedings we institute against such office holder or instituted on the company’s behalf or by another person, a criminal charge from which such office holder was acquitted, or a criminal charge in which he or she was convicted for a criminal offense that does not require proof of criminal intent.

Under the Companies Law, indemnification of office holders must be approved by the company’s audit committee and board of directors and, if the beneficiary is a director, by the company’s shareholders. Our audit committee, board of directors and shareholders have resolved to grant undertakings to indemnify our office holders as regards the matters set forth in paragraphs (i) and (iii) above, by providing them with Letters of Indemnification in substantially the form approved by them, as most recently amended in 2002. The aforesaid undertakings are currently limited to an indemnity of $30 million per office holder, per case, but not more than $225 million in the aggregate for all persons to be indemnified.

Limitations on Insurance, Exculpation and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of any of the following:
•
a breach by the office holder of his or her duty of loyalty, unless, with respect to insurance coverage or indemnification, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder.

Item 9. Exhibits

Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement
5.1*	Opinion of Goldfarb, Levy, Eran, Meiri & Co.
23.1	Consent of Somekh Chaikin, independent registered public accounting firm and a member of KPMG International
23.2*	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by amendment.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ECI Telecom Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikva, in the State of Israel, on June 5, 2006.

ECI TELECOM LTD.

By: /s/ Rafi Maor
Name: Rafi Maor
Title:   President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Rafi Maor and Giora Bitan, and each of them, his or her true and lawful attorney−in−fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post−effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney−in−fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

SIGNATURE	TITLE	DATE

/s/ Rafi Maor Rafi Maor	President and Chief Executive Officer (Principal Executive Officer)	June 5, 2006

/s/ Giora Bitan Giora Bitan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2006

/s/ Shlomo Dovrat Shlomo Dovrat	Chairman of the Board and Director	June 5, 2006

/s/ Danny Biran Danny Biran	Director	June 5, 2006

/s/ Eyal Desheh Eyal Desheh	Director	June 5, 2006

/s/ Yocheved Dvir Yocheved Dvir	Director, Chairperson of the Audit Committee	June 5, 2006

/s/ Craig Ehrlich Craig Ehrlich	Director	June 5, 2006

/s/ Avraham Fischer Avraham Fischer	Director	June 5, 2006

/s/ Colin R. Green Colin R. Green	Director	June 5, 2006

/s/ Doron Inbar Doron Inbar	Director	June 5, 2006

/s/ Jonathan B. Kolber Jonathan B. Kolber	Director	June 5, 2006

/s/ Avner Naveh Avner Naveh	Director	June 5, 2006

/s/ Casimir Skrzypczak Casimir Skrzypczak	Director	June 5, 2006

/s/ Gerd Tenzer Gerd Tenzer	Director	June 5, 2006

/s/ Neil Ransom Neil Ransom	Director	June 5, 2006

Authorized Representative in the United States

ECI Telecom, Inc.

/s/ Paul Ellett Paul Ellett	Vice President and Director	June 5, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement
5.1*	Opinion of Goldfarb, Levy, Eran, Meiri & Co.
23.1	Consent of Somekh Chaikin, independent registered public accounting firm and a member of KPMG International
23.2*	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by amendment